Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements of ExamWorks Group, Inc.

On May 10, 2011, ExamWorks Group, Inc. (“ExamWorks” or the “Company’) completed the acquisition of Premex Group Limited (“Premex”). As previously reported on Form 8-K/A, on February 28, 2011, ExamWorks completed the acquisition of MES Group, Inc. (“MES”).

The following unaudited pro forma condensed combined financial statements are designed to show how the acquisitions of Premex and MES by ExamWorks might have affected the historical financial data of ExamWorks, giving effect to the acquisitions as if they had been consummated at an earlier date. The following unaudited pro forma condensed combined financial statements give effect to the acquisitions as if they had been completed on December 31, 2010, with respect to the pro forma condensed combined balance sheet, and as of January 1, 2010 (the first day of ExamWorks’ fiscal year 2010), with respect to the pro forma condensed combined statement of operations. The historical financial statements have been adjusted to give effect to pro forma events that are directly attributable to the acquisition, factually supportable, and expected to have a continuing impact of the combined results.

The following unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting with ExamWorks treated as the acquiring entity and reflect adjustments, which are based upon preliminary estimates, to allocate the estimated purchase price to Premex’s and MES’s assets acquired and liabilities assumed. The purchase price allocations reflected herein are preliminary insofar as the final allocations will be based upon the actual assets acquired and liabilities assumed of Premex and MES as of the date of the acquisitions.  The excess of the purchase price over the estimated fair values of Premex’s and MES’s assets acquired and liabilities assumed is recorded as other identifiable intangible assets and goodwill.  Additionally, ExamWorks has yet to complete the detailed valuation studies necessary to finalize the purchase price allocations.  Accordingly, the final purchase price allocations, which will be determined subsequent to the date of this filing, may differ materially from the preliminary allocations included in this section, although these amounts represent ExamWorks management’s best estimates as of the date of this document.

Preparation of the unaudited pro forma condensed combined financial statements was based on estimates and assumptions deemed appropriate by ExamWorks’ management. The pro forma adjustments and certain other assumptions are described in the accompanying notes. The pro forma condensed combined financial statements are unaudited and are presented for illustrative purposes only.   The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial condition or results of operations that actually would have been realized had the acquisitions been competed on the dates indicated above.  In addition, the following unaudited pro forma financial statements do not purport to project the future financial condition or results of operations of the combined company.  ExamWorks’ management has not completed an evaluation of Premex’s and MES’s accounting policies and practices to determine if they conform to ExamWorks’ accounting policies and practices.  Any changes identified by management may impact the future combined results of operations of ExamWorks, Premex and MES. The pro forma financial information does not include the effects of expected operating synergies and cost savings related to the acquisitions. The pro forma financial information also does not include costs for integrating ExamWorks, Premex and MES.

EXAMWORKS AND ACQUIRED BUSINESS
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2010

(In thousands)

	ExamWorks	MES	Pro Forma Adjustments		Pro Forma Combined including MES	Premex (1) (2)	Pro Forma Adjustments (3)		Pro Forma Combined including MES and Premex

Assets
Current assets:
Cash and cash equivalents	$33,624	$731	$(20,000)	(a)	$14,355	$750	$1,761	(g)	$16,866
Accounts receivable, net	38,638	27,838	-		66,476	62,608	-		129,084
Other receivables	33	84	-		117	325	-		442
Prepaid expenses	2,175	641	-		2,816	2,342	-		5,158
Deferred tax assets	68	-	(68)	(d)	-	-	-		-
Other current assets	42	-	-		42	-	-		42
Assets from discontinued operations	-	6,337	(6,337)	(b)	-	-	-		-
Total current assets	74,580	35,631	(26,405)		83,806	66,025	1,761		151,592
Building, equipment and leasehold improvements, net	4,870	7,986	(6,186)	(c)	6,670	1,440	(790)	(h)	7,320
Goodwill	90,582	-	162,575	(d)	253,157	8,002	35,609	(i)	296,768
Intangible assets, net	66,914	1,936	54,953	(d)	123,803	1,498	44,455	(i)	169,756
Deferred tax assets, noncurrent	7,669	-	(7,669)	(d)	-	-	-		-
Deferred financing costs, net	4,176	-	-		4,176	-	-		4,176
Other assets	271	302	-		573	-	-		573
Assets from discontinued operations, noncurrent	-	1,388	(1,388)	(b)	-	-	-		-
Total assets	$249,062	$47,243	$175,880		$472,185	$76,965	$81,035		$630,185

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and bank overdraft	$19,999	$2,854	$-		$22,853	$51,362	$(28,721)	(j)	$45,494
Accrued expenses	9,414	2,190	-		11,604	3,491	-		15,095
Deferred revenue	272	-	-		272	6,379	(6,379)	(i)	272
Note payable	-	11,282	(11,282)	(e)	-	-	-		-
Current portion of subordinated unsecured notes payable	2,312	-	-		2,312	-	-		2,312
Current portion of contingent earnout obligation	2,478	-	-		2,478	-	-		2,478
Deferred tax liability	-	8,510	(68)	(d)	8,442	-	-		8,442
Other current liabilities	3,105	75	-		3,180	3,828	-		7,008
Liabilities from discontinued operations	-	8,101	(8,101)	(b)	-	-	-		-
Total current liabilities	37,580	33,012	(19,451)		51,141	65,060	(35,100)		81,101
Senior revolving credit facility and discount facility	4,998	-	165,000	(e)	169,998	-	95,000	(j)	264,998
Long-term subordinated unsecured notes payable, less current portion	2,546	-	-		2,546	-	-		2,546
Long-term contingent earnout obligation, less current portion	2,032	-	-		2,032	-	-		2,032
Deferred tax liability, noncurrent	-	30	14,518	(d)	14,548	-	17,922	(i)	32,470
Other long-term liabilities	1,666	-	-		1,666	-	-		1,666
Total liabilities	48,822	33,042	160,067		241,931	65,060	77,822		384,813
Commitments and contingencies
Stockholders’ equity:
Non-controlling interest	-	-	-		-	11	(11)	(k)	-
Preferred stock	-	-	-		-	-	-		-
Common stock	3	7	(7)	(f)	3	63	(63)	(k)	3
Additional paid-in capital	211,861	112	29,902	(f)	241,875	564	14,554	(k)	256,993
Accumulated other comprehensive loss	1,216	(75)	75	(f)	1,216	-	-		1,216
Accumulated (deficit) earnings	(12,840)	14,157	(14,157)	(f)	(12,840)	11,267	(11,267)	(k)	(12,840)
Total stockholders’ equity	200,240	14,201	15,813		230,254	11,905	3,213		245,372
Total liabilities and stockholders' equity	$249,062	$47,243	$175,880		$472,185	$76,965	$81,035		$630,185

(1) Balance sheet information for Premex as of November 30, 2010, their most recently completed fiscal year.
(2) Balance sheet information for Premex is converted from Great British Pounds to U.S. Dollars using the exchange rate as of June 29, 2011, the most recent date available.
(3) Adjustments include the effect of UK to US GAAP adjustments. As the effect of all UK to US GAAP adjustments are eliminated upon combination, no separate reconcilation was deemed necessary.

The accompanying Notes to Pro Forma Condensed Consolidated Financial Statements are an integral part of these statements.

EXAMWORKS AND ACQUIRED BUSINESS
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

(In thousands, except share and per shares data)

	ExamWorks	MES	Pro Forma Adjustments		Pro Forma Combined including MES		Premex (1)	Pro Forma Adjustments		Pro Forma Combined including MES and Premex

Revenues	$163,511	$129,617	$(478)	(l)	$292,650		$84,615	$-		$377,265
Costs and expenses:
Costs of revenues	103,606	90,579	-		194,185		52,774	-		246,959
Selling, general and administrative expenses	37,689	29,392	(7,786)	(m)	59,295		22,776	(3,881)	(s)	78,190
Depreciation and amortization	19,505	1,719	9,860	(n)	31,084		2,672	8,272	(t)	42,028
Total costs and expenses	160,800	121,690	2,074		284,564		78,222	4,391		367,177
Income (loss) from operations	2,711	7,927	(2,552)		8,086		6,393	(4,391)		10,088
Interest and other expenses, net	11,233	333	8,653	(o)	20,219		814	3,373	(u)	24,406
Loss from continuing operations before income taxes	(8,522)	7,594	(11,205)		(12,133)		5,579	(7,764)		(14,318)
Provision (benefit) for income taxes	(2,484)	3,412	(4,370)	(p)	(3,442)		1,620	(3,028)	(v)	(4,850)
Income (loss) from continuing operations	(6,038)	4,182	(6,835)		(8,691)		3,959	(4,736)		(9,468)
Income from discontinued operations	-	365	(365)	(q)	-		(209)	209	(w)	-
Net income (loss)	$(6,038)	$4,547	$(7,200)		$(8,691)		$3,750	$(4,527)		$(9,468)

Net loss attributable to common shareholders per share:
Basic -	$(0.33)				$(0.44)					$(0.46)
Diluted -	$(0.33)				$(0.44)					$(0.46)
Pro Forma weighted average number of common shares
outstanding used in computing per share amounts:
Basic -	18,500,859				19,925,360	(r)				20,586,970	(x)
Diluted -	18,500,859				19,925,360	(r)				20,586,970	(x)

(1) Includes results for Premex for the twelve month period ended November 30, 2010.

The accompanying Notes to Pro Forma Condensed Consolidated Financial Statements are an integral part of these statements.

NOTES TO PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

(1)           PURCHASE PRICE

Acquisition Of MES Group, Inc. (“MES”)

On February 28, 2011, ExamWorks completed the acquisition of MES.

The stock price used to determine the preliminary estimated purchase price is based on the closing price of ExamWorks common stock on February 28, 2011.  The estimated fair values of assets acquired and liabilities assumed are based on a preliminary valuation.  The final valuation and related allocation of the purchase price may be materially different from the allocation based on this preliminary valuation.

Preliminary calculation of the allocation of the MES purchase price to the estimated fair value of net assets acquired and liabilities assumed:

Estimated Purchase Price (in thousands)
Cash	$175,000
ExamWorks common stock (1,424,501 shares at $21.07 per share)	30,014
Debt paid off at closing	10,000
Total purchase price	$215,014

Estimated Fair Value (in thousands)
Building, equipment and leasehold improvements	$1,800
Customer relationships	38,190
Tradename	17,426
Covenants not to compete	511
Technology	762
Goodwill	162,575
Deferred tax liability associated with step-up in book basis	(22,187)
Assets acquired and liabilities assumed, net	15,937
Total	$215,014

Acquisition of Premex

On May 10, 2011, ExamWorks completed the acquisition of Premex Group Limited.

The stock price used to determine the preliminary estimated purchase price is based on the closing price of ExamWorks common stock on May 10, 2011.  The estimated fair values of assets acquired and liabilities assumed are based on preliminary valuation.  The final valuation and related allocation of the purchase price at the closing of the acquisition may be materially different from the allocation based on this preliminary valuation.
Preliminary calculation of the allocation of the Premex purchase price to the estimated fair value of net assets acquired and liabilities assumed:

Estimated Purchase Price (in thousands)
Cash	$66,465
ExamWorks common stock (661,610 shares at $22.85 per share)	15,118
Debt paid off at closing	26,774
Total purchase price	$108,357

Estimated Fair Value (in thousands)
Building, equipment and leasehold improvements	$650
Customer relationships	32,886
Tradename	10,602
Covenants not to compete	109
Technology	2,356
Goodwill	43,611
Deferred tax liability associated with step-up in book basis	(17,922)
Assets acquired and liabilities assumed, net	36,065
Total	$108,357

(2)           PRO FORMA ADJUSTMENTS

Balance Sheet Adjustments

MES

Item (a)  Adjustments to cash and cash equivalents are as follows (in thousands):

December 31, 2010
Total cash purchase price (includes cash paid at closing and debt repaid)	$(185,000)
Borrowings under senior revolving credit facility	165,000
Cash and cash equivalents not acquired	-
Net adjustment to cash and cash equivalents:	$(20,000)

Item (b)  Adjustments to eliminate assets and liabilities associated with discontinued operations.

Item (c)  Adjustments to building, equipment and leasehold improvements are as follows (in thousands):

December 31, 2010
Book value of building, equipment and leasehold improvements as reported (includes $3,790 in assets that were distributed to the owner of the acquired business in January 2011 and were not included as part of the acquisition)	$(7,986)
Fair value of building, equipment and leasehold improvements acquired	1,800
Net adjustment to building, equipment and leasehold improvements:	$(6,186)

Item (d)  Adjustments to eliminate acquired business’s intangible assets and to record intangible assets, goodwill and the related deferred tax liability and to net deferred tax positions.

Item (e)  Adjustments to debt are as follows (in thousands):

December 31, 2010
Borrrowing under senior revolving credit facility to fund acquisition	$165,000
Repayment of acquired business’s note payable	(11,282)
$153,718

Item (f)  Adjustments to stockholders’ equity reflects adjustments to the following:

An adjustment was made to eliminate common stock, accumulated other comprehensive income and accumulated earnings of the acquired business.

Adjustments to additional paid in capital:
* An adjustment was made to eliminate additional paid in capital of the acquired business of $112,000.
* An adjustment of approximately $30.0 million was made to reflect acquisition consideration.

Premex

Item (g)  Adjustments to cash and cash equivalents are as follows (in thousands):

November 30, 2010
Total cash purchase price (includes cash paid at closing and debt repaid)	$(93,239)
Borrowings under senior revolving credit facility	95,000
Cash and cash equivalents not acquired, net	-
Net adjustment to cash and cash equivalents:	$1,761

Item (h)  Adjustments to building, equipment and leasehold improvements are as follows (in thousands):

November 30, 2010
Book value of building, equipment and leasehold improvements as reported	$(1,440)
Fair value of building, equipment and leasehold improvements acquired	650
Net adjustment to building, equipment and leasehold improvements:	$(790)

Item (i)   Adjustments to present the Premex balance sheet in accordance with US GAAP, to eliminate acquired business’s intangible assets and to record intangible assets, goodwill and the related deferred tax liability in the condensed combined balance sheet as detailed in Note 1 - Purchase Price and to net deferred tax positions. In addition, an adjustment was made to eliminate deferred revenue that will not be recognized by the Company as no future performance obligation exists.

Item (j)  Adjustments to debt are as follows (in thousands):

November 30, 2010
Borrrowing under senior revolving credit facility to fund acquisition	$95,000
Repayment of acquired business’s note payable	(28,721)
$66,279

Item (k)  Adjustments to stockholders’ equity reflects adjustments to the following (in thousands):

An adjustment was made to eliminate non-controlling interest, common stock, and accumulated earnings of the acquired business.

Adjustments to additional paid in capital:
* An adjustment was made to eliminate additional paid in capital of the acquired business of $564,000.
* An adjustment of approximately $15.1 million was made to reflect acquisition consideration.

Income Statement Adjustments

MES

Item (l)   Adjustment to conform to the Company’s revenue recognition policies.

Item (m) Adjustment represents the elimination of certain selling, general and administrative costs that represent material, non-recurring costs related to the acquired business, predominately salary and related personal expenses attributable to the previous owners of the acquired business.  These adjustments represent contractual reductions for new compensation terms entered in to as part of the acquisition agreeement.  The expenses in the historical financial statements are considered to be non-recurring and are not expected to have a continuing impact on the operations of the Company.

Item (n) Adjustments to reflect incremental depreciation and amortization expense for the pro forma period are as follows (in thousands):

	Fair Value	Useful life (months)	Expected depreciation and amortization
Building, equipment and leasehold improvements	$1,800	24	$900
Customer relationships	38,190	60	7,639
Covenants not to compete	511	36	170
Tradename	17,426	84	2,489
Technology	762	24	381
	$58,689		11,579
Less amounts recorded			1,719
Net adjustment to depreciation and amortization expense			$9,860

Item (o)   Adjustment assumes that acquisition related debt was incurred in January 1, 2010 and reflects net additional interest expense incurred from this borrowing and the amortization of capitalized loan costs.

Item (p)  Adjustment to record income tax expense on pro forma adjustments for the Company and the acquired business at an effective tax rate of 39.0%.

Item (q)  Adjustment to eliminate the effect of discontinued operations from the acquired business.

Item (r)  Adjustment to the weighted average number of common shares outstanding used in computing per share amounts, basic and diluted, includes the 1,424,501 shares of common stock issued to the acquired business.

Premex

Item (s)  Adjustment represents the elimination of certain selling, general and administrative costs that represent material, non-recurring costs related to the acquired business, predominately salary and related personal expenses attributable to the previous owners of the acquired business.  These adjustments represent contractual reductions for new compensation terms entered in to as part of the acquisition agreeement.  The expenses in the historical financial statements are considered to be non-recurring and are not expected to have a continuing impact on the operations of the Company.

Item (t)  Adjustments to reflect incremental depreciation and amortization expense for the pro forma period are as follows (in thousands):

		Useful life	Expected depreciation and
	Fair Value	(months)	amortization
Building, equipment and leasehold improvements	$650	24	$325
Customer relationships	32,886	60	6,578
Covenants not to compete	109	36	36
Tradename	10,602	45	2,827
Technology	2,356	24	1,178
	$46,603		10,944
Less amounts recorded			2,672
Net adjustment to depreciation and amortization expense			$8,272

Item (u)  Adjustment assumes that acquisition related debt was incurred in January 1, 2010 and reflects net additional interest expense incurred from this borrowing and the amortization of capitalized loan costs.

Item (v)   Adjustment to record income tax expense on pro forma adjustments for the Company and the acquired business at an effective tax rate of 39.0%.

Item (w)  Adjustment to eliminate the effect of discontinued operations from the acquired business.

Item (x)  Adjustment to the weighted average number of common shares outstanding used in computing per share amounts, basic and diluted, includes the 661,610 shares of common stock issued to the acquired business.

(3)           UK GAAP to US GAAP Reconciliation

The following table shows a reconciliation of the historical statement of operations of Premex for the year ended November 30, 2010 prepared in accordance with UK GAAP and in Great British Pounds, to the statement of operations under US GAAP and in U.S. Dollars included in the unaudited pro forma combined condensed statement of operations.

	Premex	UK GAAP to US GAAP Presentation Adjustments (GBP)		UK GAAP to US GAAP Presentation (GBP)	UK GAAP to US GAAP Adjustments (GBP)		Premex (GBP)	Premex (USD)
								(e)
Turnover	£54,827	£(54,827)	(a)	£-	£-		£-
Net revenues	-	54,827	(a)	54,827	(237)	(b)	54,590	$84,615
Costs and expenses
Costs of revenues	38,816	(4,509)		34,307	(259)	(b)	34,048	52,774
Selling, general and administrative	11,253	3,553	(a)	14,806	(112)	(b)	14,694	22,776
Depreciation and amortization	-	956	(a)	956	768	(c)	1,724	2,672
Total costs and expenses	50,069	-		50,069	397		50,466	78,222
Income (loss) from operations	4,758	-		4,758	(634)		4,124	6,393
Other expenses	525	-		525	-		525	814
Income (loss) before income taxes	4,233	-		4,233	(634)		3,599	5,579
Provision (benefit) for income taxes	1,361	-		1,361	(316)	(d)	1,045	1,620
Income (loss) from controlling interests	2,872	-		2,872	(318)		2,554	3,959
Non-controlling interest	(7)	-		(7)	7	(b)	-	-
Loss on discontinued operations	-	-		-	(134)	(b)	(134)	(209)
Net income (loss)	£2,865	£-		£2,865	£(445)		£2,420	$3,750

(a)
Reclassification from Premex's UK GAAP income statement presentation to US GAAP statements of operations presentation.  This includes conforming adjustments to make Premex's presentation for revenues, selling, general and administrative expenses and depreciation and amortization expenses conistent with the presentation of the Company's financial statement line items.

(b)	Adjustment to present the effect of discontinued operations and non-controlling interests in accordance with US GAAP.
(c)
Adjustment to remove amortization expense related to the amortization of goodwill as allowed by UK GAAP and to record amortization expense related to intangible assets including customer lists, trade names and developed technology in accordance with US GAAP.

(d)	Adjustment to record income tax expense on UK to US GAAP adjustments.
(e)	Amounts are converted to U.S. Dollars using the average exchange rate for the period.